EXHIBIT 31.3

Certifications of the Chief Executive Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act and

Rule 13a-14(a) or 15d-14(a) under the Securities Exchange Act of 1934, as amended

I, Jay Madhu, certify that:

1. I have reviewed this Amendment 1 to the Annual Report on Form 10-K/A of Oxbridge Re Holdings Limited; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 3, 2026

By:	/s/ JAY MADHU
Jay Madhu
Chief Executive Officer and President
(Principal Executive Officer)